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EXHIBIT 10.18

          RECEIVABLE PURCHASE AND STOCK TRANSFER RESTRICTION AGREEMENT

         This Receivable Purchase and Stock Transfer Restriction Agreement (the "AGREEMENT") is made as of April 17, 2002 to be effective as of the Effective Date, as defined below (the "EFFECTIVE DATE"), by and among New Visual Corporation, a Utah corporation ("NVC"), TLSI, Inc., a Delaware corporation ("TLSI"), and Adaptive Networks, Inc. ("ANI"), a Massachusetts corporation. NVC, TLSI and ANI are each referred to as a "PARTY" and collectively referred to as the "PARTIES."

                              PRELIMINARY STATEMENT

         As of the Effective Date, ANI has accumulated indebtedness to TLSI that is represented by a receivable of TLSI, payable by ANI. TLSI desires to sell, and NVC desires to purchase the ANI receivable from TLSI, for a purchase price consisting of certain shares of common stock, par value $.001 per share, of NVC (the "COMMON STOCK") in accordance with the terms and subject to the conditions set forth herein. This Agreement shall not apply to indebtedness of any kind owed by ANI to TLSI in respect of any period from and after the Effective Date or the respective rights and obligations of ANI and TLSI in connection with products and services provided by TSLI to ANI from and after the Effective Date. TLSI and NVC further desire to agree to certain restrictions on the transfer of the Common Stock to be issued to TLSI, and to certain provisions regarding the redemption of such stock.

                                    AGREEMENT

         The Parties, intending to be legally bound, agree as follows:

1. DEFINITIONS As used in this Agreement, the terms set forth below have the following meanings:

         1.1 "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, claim or any other type of preferential arrangement.

         1.2 "COMMON STOCK" shall refer to the Common Stock of NVC, par value $.001.

         1.3 "EFFECTIVE DATE" shall mean the Effective Date of that certain Development and License Agreement entered into or to be entered into between NVC and ANI and of this Agreement and the Related Documents. As of the Effective Date, the closing of the transaction contemplated by the Development and License Agreement and the transactions contemplated hereby shall have occurred or shall be occurring, and each such closing shall be conditioned upon the completion of the other, and both such closings, shall, when completed, be deemed simultaneous.

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         1.4 "FAIR MARKET VALUE PER SHARE" of a share of Common Stock shall mean an amount determined as follows:

                  (i) If the Common Stock is traded on a stock exchange, an amount equal to the average of the daily closing selling prices of the Common Stock on the stock exchange reasonably determined by the Board of Directors to be the primary market for the Common Stock over the ten
         (10) trading day period ending on the date prior to the date of the event giving rise to the need to determine such Fair Market Value, as such prices are officially quoted in the composite tape of transactions on such exchange; and

                  (ii) If the Common Stock is traded over-the-counter, an amount equal to the average of the daily closing selling prices (or, if such information is not available, the average of the daily closing bid and asked prices) of the Common Stock over the ten (10) trading day period ending on the date prior to the date of the event giving rise to the need to determine such Fair Market Value, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system.

         1.5 "FINANCING TRANSACTION" shall mean any transaction or series of related transactions (with transactions consummated within a single period of ninety (90) days (or fewer presumed to be related)) entered into by NVC, which transaction or transactions are designed to provide cash financing to NVC, including, without limitation, any loan or loans taken by NVC or any issuance by NVC of its debt or equity securities (or options, warrants or rights to acquire the same) for cash, cash equivalents, marketable securities or similar items intended to be reduced to cash or readily reducible to cash, or any combination of the foregoing.

         1.6 "NON-OBJECTING HOLDER" shall mean any holder that does not give a Notice of Objection pursuant to Section 8.6 hereof.

         1.7 "QUALIFYING FINANCING TRANSACTION" shall mean a Financing Transaction as a result of which NVC receives gross cash proceeds, equal to or greater than $10,000,000.

         1.8 "RECEIVABLE" means any indebtedness and other obligations owed to TLSI by ANI or any right of TLSI to payment from or on behalf of ANI, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by TLSI prior to the Effective Date, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto.

         1.9 "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement entered into as of the Effective Date by and between TLSI and NVC, substantially in the form of Exhibit A hereto.

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         1.10 "RELATED DOCUMENTS means this Agreement, the Registration Rights
Agreement and any other agreement, instrument, certificate or other document entered into in connection herewith or therewith or relating to the transactions contemplated hereby and thereby.

         1.11 "RELATED SECURITY" means, with respect to the Receivable:

                  (i) all of TLSI's interest in any goods (including returned goods), and documentation or title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;

                  (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, together with all UCC financing statements or similar filings relating thereto; and

                  (iii) all guaranties, indemnities, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to any contract or agreement related to such Receivable or otherwise.

2.       PURCHASE AND SALE OF RECEIVABLE

         2.1 SALE OF RECEIVABLE Subject to the terms and conditions set forth in this Agreement, including the delivery of the Purchase Price, as set forth below, TLSI does hereby, sell, convey, assign and deliver to NVC, its successors and assigns, as of the Effective Date, without set off, all of TLSI's right, title and interest in and to the Receivable and any Related Security.

         2.2. COLLECTIONS TLSI constitutes and appoints NVC the true and lawful agent and attorney in fact of TLSI, with full power of substitution and resubstitution, in whole or in part, in the name and stead of TLSI but on behalf and for the benefit of NVC and its successors and assigns, from time to time:

                  (a) to demand, receive and collect any and all of the Receivable or any Related Security and to give receipts and releases for and with respect to the same, or any part thereof;

                  (b) to institute and prosecute any and all proceedings at law, in equity or otherwise, which NVC or its successors and assigns may deem proper to collect or reduce to possession any of the Receivable or any Related Security and to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

                  (c) to do all things legally permissible, required, or reasonably deemed by NVC to be required, to recover and collect the Receivable or any Related Security.

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         2.3 DEFENSE. TLSI does hereby bind itself to forever warrant and defend the title to the Receivable herein sold, conveyed, assigned and delivered unto NVC, its successors, and assigns against every person claiming all or any part thereof.

         2.4 [RESERVED]

         2.5 DELIVERIES As of the Effective Date, TLSI will deliver to NVC all documents evidencing or relating to the Receivable and all goods or other property constituting any Related Security and all documents evidencing or relating to any Related Security that are in the possession of TLSI.

         2.6 PARTIES ACKNOWLEDGEMENT OF SUBSTITUTION ANI hereby acknowledges in whole the transactions contemplated hereby, including the substitution of NVC as the obligee in respect of the Receivable, and the discharge of its obligation to TLSI in connection with the Receivable and the substitution therefor of its obligation to NVC. ANI covenants to make all future payments with respect to the Receivable to NVC. The Parties agree and acknowledge that from and after the Effective Date, ANI's obligations to TLSI with respect to the Receivable will cease, and TLSI will have no rights or recourse to ANI in respect of the Receivable whatsoever. TLSI acknowledges that ANI has paid in full for, and that TLSI has no ownership interest in, any products or services provided to ANI by TLSI related to the Receivable. All of TLSI's rights in the Receivable shall be fully transferred to NVC which shall fully succeed to the rights and remedies formerly possessed by TLSI.

         2.7 PARTIES ACKNOWLEDGEMENT OF AMOUNT The Parties hereto hereby acknowledge that as of the Effective Date the aggregate amount of the receivable is $ 750,000.

         2.8. FURTHER ASSURANCES TLSI from time to time hereafter and without further consideration, upon request of NVC, covenants and agrees to execute and deliver all such other and additional instruments and other documents, and to take all other actions, as may be reasonably necessary to more effectively grant, convey, and assign all of the Receivable hereby granted, conveyed and assigned, or intended so to be, and which are reasonably necessary or desirable to facilitate the recognition of the transferred ownership of the Receivable. Such separate instruments and documents (a) shall evidence the conveyance and assignment of the applicable Receivable herein made and shall not constitute an additional conveyance or assignment of the Receivable, (b) are not intended to modify, and shall not modify, any of the terms, covenants and conditions herein set forth, and (c) shall be deemed to contain all of the terms and provisions hereof, as fully and to all intents and purposes as in though the same were set forth at length therein.

3.       PAYMENT OF PURCHASE PRICE

         3.1 SHARES OF COMMON STOCK. In full payment of the purchase price for the Receivable (the "PURCHASE PRICE" ) NVC shall issue and deliver to TLSI that number of shares of Common Stock (the "SHARES") that results from dividing $750,000 by the Fair Market Value Per Share on the Effective Date.

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         3.2 DELIVERIES. As of the Effective Date of this Agreement NVC shall deliver to TLSI one or more stock certificates representing the Shares.

4.       REPRESENTATIONS AND WARRANTIES OF TLSI

         TLSI represents and warrants to NVC the following:

         4.1 CORPORATE STATUS AND GOOD STANDING. TLSI is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

         4.2 AUTHORIZATION OF TRANSACTION. TLSI has full power and authority to execute and deliver this Agreement and the other Related Documents and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Related Documents by TLSI and the consummation by TLSI of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement and the other Related Documents constitute the valid and legally binding obligations of TLSI, enforceable in accordance with their terms and conditions, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

         4.3 CONSENTS AND APPROVALS. TLSI need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement and the other Related Documents.

         4.4 NON-CONTRAVENTION. Neither the execution and the delivery of this Agreement and the other Related Documents, nor the consummation of the transactions contemplated hereby and thereby will violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which TLSI is subject or any provision of its certificate of incorporation or bylaws. Except as obtained prior to the execution of this Agreement and the other Related Documents and delivered to NVC, no approval, waiver or consent by TLSI under any instrument, contract or agreement to which TLSI is a party is necessary to consummate the transactions contemplated hereby and thereby.

         4.5 NO DEFENSE. The Receivable represents all accounts receivable, indebtedness or obligations of any nature to TLSI of ANI for products or services through the Effective Date.

         4.6 TITLE. TLSI is the legal and beneficial owner of the Receivable and any Related Security, free and clear of any Adverse Claim of any party. Upon purchase, NVC shall acquire a valid and enforceable, undivided ownership interest in the Receivable and in any Related Security and collections and other

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proceeds, with respect thereto, free and clear of any Adverse Claim of any party. TLSI has not sold or otherwise transferred any interest in the Receivable or any Related Security prior to the date hereof. TLSI has not granted to any party any security interest in its own assets which could constitute an Adverse Claim on the Receivable or any Related Security prior to the date hereof. No effective financing statement or other similar instrument covering the Receivable or any Related Security or collections and other proceeds with respect thereto is on file in any recording office.

         4.7 NO ACTIONS. There is no pending or to its knowledge threatened action or proceeding affecting TLSI before any governmental authority or arbitrator which could reasonably be expected to adversely affect the ability of TLSI to perform its obligations under the Agreement or the other Related Documents or the collectibility of the Receivable, or which affects or purports to affect the legality, validity or enforceability of the Agreement or the other Related Documents.

         4.8 PURCHASE FOR ENTIRELY OWN ACCOUNT. TLSI hereby confirms, that the Shares to be received by TLSI (the "SECURITIES") will be acquired for investment for TLSI's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that TLSI has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement and the other Related Documents, TLSI further represents that TLSI does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

         4.9 DISCLOSURE OF INFORMATION. TLSI has had an opportunity to review NVC's filings under the Securities Act and the Securities Exchange Act of 1934, as amended, and has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. TLSI further represents that it has had an opportunity to ask questions and receive answers from NVC regarding such filings, the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of NVC.

         4.10 INVESTMENT EXPERIENCE. TLSI can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

         4.11 RESIDENCE; ACCREDITED INVESTOR. TLSI's principal residence is the State of New York. TLSI is a corporation not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

         4.12 RESTRICTED SECURITIES. TLSI understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from NVC in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act (as defined in Section 5.6) only in certain limited

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circumstances. In this connection, TLSI represents that it is familiar with Rule
144 promulgated by the SEC (as defined in Section 5.6), as presently in effect, and understands the resale limitations imposed thereby and by the Securities
Act, including without limitation the Rule 144 condition that current information about NVC be available to the public.

         4.13 LEGENDS. It is understood that the certificates evidencing the Securities will bear a legend, the text of which will be substantially equivalent to the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THE COMPANY WILL NOT RECOGNIZE ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN THE ABSENCE OF AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         THE CORPORATION WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE COPORATION IS AUTHORIZED TO ISSUE AND THE QUALIFCATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH FULL STATEMENT IS SET FORTH IN THE CORPORATION'S ARTICLES OF INCORPORATION, AS AMENDED OR RESTATED, ON FILE IN THE STATE OF UTAH.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE FURTHER SUBJECT TO CERTAIN TRANSFER RESTRICTIONS THAT ARE SET FORTH IN A "RECEIVABLES PURCHASE AND STOCK TRANSFER RESTRICTION AGREEMENT," A COPY OF WHICH IS AVAILABLE FROM THE COMPANY UPON REQUEST. THE COMPANY WILL NOT RECOGNIZE ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN A MANNER THAT CONFLICTS WITH THIS AGREEMENT. THE AFOREMENTIONED AGREEMENT ALSO CONTAINS CERTAIN RIGHTS OF THE COMPANY AND THE HOLDER OF THESE SECURITIES TO REDEEM THESE SECURITIES OR REQUIRE THEIR REDEMPTION UNDER CERTAIN CIRCUMSTANCES."

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         4.14 ADVISORS. TLSI acknowledges that it has had the opportunity to review this Agreement and the other Related Documents and the transactions contemplated by this Agreement and the other Related Documents with TLSI's own legal counsel. TLSI is relying solely on its legal counsel and tax advisors and not on any statements or representations of NVC or any of NVC's agents for legal or tax advice with respect to this investment or the transactions contemplated by this Agreement and the other Related Documents.

5.       REPRESENTATIONS AND WARRANTIES OF NVC

         NVC represents and warrants to TLSI the following:

         5.1 CORPORATE STATUS AND GOOD STANDING. NVC is a corporation duly organized, validly existing, and in good standing under the laws of Utah.

         5.2 AUTHORIZATION OF TRANSACTION. NVC has full power and authority to execute and deliver this Agreement and the other Related Documents and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Related Documents by NVC and the consummation by NVC of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement and the other Related Documents constitute the valid and legally binding obligations of NVC, enforceable in accordance with the terms and conditions herein, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. The issuance of the Common Stock is not, and will not be, subject to any preemptive rights or right of first refusal that have not been properly waived or complied with.

         5.3 CONSENTS AND APPROVALS. NVC does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement and the other Related Documents, other than (a) such filings as are required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period; and (b) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not have any change or effect that is or is reasonably likely to be materially adverse to the financial condition, business or results of operations of NVC or impair the ability of NVC to perform its obligations in any material respect, or impair the title or value of any consideration to be delivered to TLSI hereunder or afford to NVC or any third party the right to rescind or void this agreement.

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         5.4 NON-CONTRAVENTION. Neither the execution and the delivery of this
Agreement and the other Related Documents nor the consummation of the transactions contemplated hereby and thereby will violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any kind to which NVC is subject or any provision of its certificate of incorporation or bylaws. Except as obtained prior to the execution of this Agreement and the other Related Documents, no approval, waiver or consent by NVC under any instrument, contract or agreement to which NVC is a party is necessary to consummate the transactions contemplated hereby and thereby. NVC is not in violation of, or (with or without notice or lapse of time or both) in default under, any material term or provision of its Articles of Incorporation or By-Laws.

         5.5 VALIDITY OF ISSUANCE. The Shares that are being purchased by TLSI hereunder when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued and outstanding, fully paid and nonassessable and free and clear of all liens and restrictions, other than restrictions imposed under the Securities Act.

         5.6 SEC FILINGS. For the twelve month period prior to the date hereof, NVC has timely filed all forms, reports, statements and other documents (the "REPORTS") required to be filed by it with the Securities and Exchange Commission ("SEC"). The Reports (a) were prepared in all material respects in accordance with the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and (b) did not at the time they were filed (or, if amended or superseded by a filing prior to the Effective Date, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         5.7 CAPITALIZATION. As of the date hereof, the authorized capital stock of NVC consists of (a) 100,000,000 shares of Common Stock and (b) 15,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares have been designated Series A Junior Participating Preferred Stock (the "SERIES A PREFERRED STOCK") and of which, as of the Effective Date, 4000 shares shall have been designated Series B Preferred Stock. As of April 8, 2002, 45,209,452 shares of Common Stock and no shares of Series A Preferred Stock were outstanding. As of April 8, 2002, there were outstanding options granted by NVC exercisable for 5,748,750 shares of Common Stock, outstanding warrants granted by NVC exercisable for 3,935,818 shares of Common Stock, and securities issued by NVC convertible into 1,246,875 shares of Common Stock. Except as specifically set forth above, NVC had no other securities issued or outstanding as of April 8, 2002.

         5.8 Subject to the accuracy of the representations and warranties contained in Section 4, the offer, issue and sale of the Shares are and will be exempt from registration and prospectus delivery requirements of the Securities Act and will be issued in compliance with all applicable federal and state securities laws.

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         5.9 Since January 31, 2002, except as disclosed in NVC's Quarterly
Report on Form 10Q for the period ended January 31, 2002, there has been no event which would have a material adverse effect upon NVC. Since January 31, 2002, except as disclosed in NVC's Quarterly Report on Form 10Q for the period ended January 31, 2002, NVC has not (a) mortgaged, pledged or subjected to lien any of its material assets, tangible or intangible, (b) sold, transferred or leased a material portion of its assets, (c) cancelled or compromised any material debt or claim, or waived or released any right, of material value, (d) suffered any physical damage, destruction or loss (whether or not covered by insurance) having a material effect, (e) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, or (f) suffered or experienced any material adverse change or loss in its business.

         5.10 No representation or warranty or other statement made by NVC herein, or in any document or certificates delivered to TLSI pursuant hereto, contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

6.       RESTRICTIONS ON TRANSFER OF SHARES

         6.1 NO TRANSFER IN VIOLATION OF THIS SECTION 6. Except as provided in this Section 6, TLSI will not sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of (collectively referred to as a "Transfer") all or any part of or any interest in the Shares now or hereafter owned or held by it. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Shares not made in conformance with this Section 6 shall be null and void, shall not be recorded on the books of NVC and shall not be recognized by NVC. NVC may require, as a condition to recognizing the validity of any Transfer to a transferee permitted by this Section 6 (a "Permitted Transferee"), that such Permitted Transferee execute a written document agreeing to be bound by the provisions regarding Transfers contained in this Section 6; provided however, that this requirement shall not apply to Permitted Transferees purchasing Shares in a transaction meeting the manner of sale requirements of paragraphs (f) and (g) of Rule 144 under the Securities Act. Any Transfer of Shares to NVC pursuant to Section 7 of this Agreement, or otherwise, shall be deemed to be in compliance with this Section 6 and shall not be subject to the restrictions set forth in Section 6.3.

         6.2 TRANSFERS PURSUANT TO REGISTRATION OR EXEMPTION. In addition to the restrictions set forth in Sections 6.3 and 6.4 below, no Transfer of Shares may be made unless such Transfer is (a) in a sale pursuant to an effective registration statement under the Securities Act and applicable state securities laws or (b) in a sale pursuant to an exemption from such registration requirements; provided, however, that NVC may require the transferor to provide NVC with an opinion of counsel, which counsel shall be reasonably satisfactory to NVC, to the effect that such Transfer is so exempt.

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         6.3 RESTRICTIONS ON NUMBER OF SHARES SOLD. TLSI agrees that it will not at any time sell a number of Shares in any continuous ninety-day period which, when aggregated with previous sales of Shares made by it during such ninety-day period, would total a number of Shares in excess of one percent 1% of the outstanding shares of Common Stock of NVC as of the date of any such sale. Subject to the foregoing limits, TLSI may sell its Shares pursuant to Rule 144 under the Securities Act at such time as TLSI shall have satisfied the holding period requirement of such Rule.

         6.4 RESTRICTIONS ON PERCENTAGE HOLDINGS SOLD IN REGISTERED SALES. TLSI agrees that in the event that TLSI's shares are included in an effective registration statement filed by NVC for the account of NVC or another party, TLSI will not sell any such registered Shares, except in accordance with the following amount limitations: (i) For the six month period of time following the effective date of the registration statement (the "Effective Date"), no shares;
(ii) For the period of time commencing from the six month anniversary of the Effective Date and ending on the nine month anniversary of the Effective Date a number of Shares not exceeding 30% of the Shares held by it; (iii) For the period of time commencing from the nine month anniversary of the Effective Date and ending on the twelve month anniversary of the Effective Date a number of Shares not exceeding 60% of the Shares held by it; and (iv) For the period of time commencing from the twelve month anniversary of the Effective Date and thereafter a number of Shares up to the full 100% of the Shares held by it. Such limitations shall not apply to those number of Shares that would have been saleable by TLSI pursuant to Rule 144 in accordance with Section 6.3 hereof but for the effective registration statement.

7.       REDEMPTION OF SHARES UNDER CERTAIN CONDITIONS

         7.1 OPTION OF NVC. Upon fifteen (15) days prior written notice, any or all of the Shares may be redeemed at the option of NVC, expressed by resolution of the Board of Directors, at any time, or from time to time, at a per share redemption price equal to the original Purchase Price, as adjusted as set forth herein ( the "Redemption Price") multiplied by a factor of 1.333333334. In case of the redemption of less than all Shares at the time outstanding, the Shares to be redeemed, may, but need not be, selected by NVC pro rata or by lot from TLSI or any other holder thereof selected in any manner as may be determined by the Board of Directors.

         7.2 REDEMPTION IN THE EVENT OF A QUALIFYING FINANCING TRANSACTION Within thirty (30) days following the final closing of a Qualifying Financing Transaction all of the Shares held by each Non-Objecting Holder shall be redeemed at the Redemption Price.

         7.3 REDEMPTION IN THE EVENT SHARES ARE NOT REGISTERED. In the event that as of the first anniversary of the Effective Date, TLSI shall not have been given the opportunity to register all of the Shares in one or more effective registration statements under the Securities Act pursuant to the exercise of its rights under the Registration Rights Agreement, all of the Shares held by each Non-Objecting Holder shall be redeemed at the Redemption Price. In the event that TLSI shall have been given the opportunity to participate in such registration or registrations and shall have declined to participate, NVC shall not be required to effect the redemption provided for herein. In the event that

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

NVC shall be required to redeem any of the Shares pursuant to this paragraph, and NVC shall be, at such time, not permitted to effect such redemption consistent with the statutory or regulatory requirements governing it in its state of incorporation or the provisions of its articles of incorporation, or in the event NVC shall be financially incapable of paying all or any part of the Redemption Price, NVC shall not redeem the Shares, but such redemption shall be deferred until such time as such legal or financial impediments are removed.

         7.4 ADJUSTMENTS TO REDEMPTION PRICE If NVC at any time or from time to time after the Effective Date, effects a subdivision of the outstanding Common Stock, the Redemption Price in effect before that subdivision shall be proportionately decreased, and conversely, if NVC at any time or from time to time after the Effective Date combines the outstanding shares of Common Stock into a smaller number of shares, the Redemption Price in effect before the combination shall be proportionately increased. Any adjustment under this
Section 7.4 shall become effective at the close of business or the date the subdivision or combination becomes effective. If NVC at any time or from time to time after the Effective Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Redemption Price in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Redemption Price in effect by a fraction
(1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Redemption Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Redemption shall be adjusted pursuant to this Section 7.4 as of the time of actual payment of such dividends or distributions.

         7.5 NOTICE. Notice of a NVC redemption pursuant to Section 7.1 above, and of a required redemption pursuant to Sections 7.2 or 7.3 above, shall be given by NVC by causing a notice of redemption to be mailed to each holder of record of such shares to be redeemed as of the redemption date addressed to each such holder at his or her address appearing on the books of NVC or given by him or her to NVC for the purpose of notice, or if no such address appears or is given, at the place where the principal office of NVC is located. Notice of a required redemption pursuant to Sections 7.2 and 7.3 above shall be given as promptly as possible, and in any event no later than the third Business Day following the final closing of a Qualifying Financing Transaction in the event such a transaction is consummated and no later than the third day following the first anniversary of the Effective Date in the event of a redemption pursuant to
Section 7.3. Each such notice shall be given at least fifteen (15) days prior to the date fixed for redemption and shall indicate that the relevant event has or is expected to occur and state that the holder is entitled to redemption pursuant to Sections 7.2 or 7.3 hereof, as applicable. All notices of redemption given by NVC pursuant to Sections 7.1, 7.2 and 7.3 hereof shall specify (i) the

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

number of Shares of such holder to be redeemed, (ii) the date fixed for redemption, (iii) the Redemption Price and, in the case of a redemption pursuant to Section 7.1 above, the price per Share to be paid following the application of the multiplier set forth therein and (iv) the place and manner of payment for the Shares to be redeemed (including, if payment will be made available pursuant to Section 7.8 below, a statement to that effect). Each notice of redemption mailed pursuant to this Section 7.5 shall be deemed to be delivered when deposited in the United States mail, addressed as set forth above, with postage thereon prepaid and shall be deemed to be received upon the earliest of (i) the date of actual receipt; (ii) five days following mailing; or (iii) on the date stamped on the return receipt if sent by registered mail or certified mail, with return receipt requested. In no event shall holder be required to offer Shares for redemption after one year from the date hereof to the extent it has notified NVC in writing of its intention to sell such Shares pursuant to Rule 144.

         7.6 NOTICE OF OBJECTION. Each holder of Shares that does not desire to have its Shares redeemed pursuant to Sections 7.2 or 7.3 above shall be entitled to decline to have its Shares redeemed by mailing or forwarding by facsimile a written notice (the "Notice of Objection") to NVC at the place where the principal office of NVC is located. To be effective, such Notice of Objection must be received by NVC at least five (5) Business Days prior to the date fixed for redemption (as set forth in NVC's notice) Following receipt of such Notice of Objection, the Shares of such holder shall no longer be considered scheduled for redemption and shall not be redeemed. Such holder shall have no further right to require redemption pursuant to Sections 7.2 or 7.3.

         7.7 TERMINATION OF RIGHTS. The Shares scheduled for redemption shall, as of the date fixed for redemption, no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such Shares in or with respect to NVC shall forthwith cease and terminate, except only the right of the holders of such Shares to receive payment for such shares upon surrender of the certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in the notice of redemption, each holder of Shares scheduled for redemption shall surrender his or her certificate evidencing such shares to NVC at the place designated by NVC and shall thereupon be entitled to receive payment of the price therefor. In case less than all the Shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed Shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, notwithstanding that the certificates evidencing any Shares so scheduled for redemption shall not have been surrendered, all rights including dividends with respect to the Shares so scheduled for redemption and the right to transfer such shares on the books of NVC, shall forthwith after such date cease and terminate, except for the right of the holders of record on the date fixed for redemption to receive the price therefor, without interest, upon surrender of their certificates therefor.

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

8        GENERAL PROVISIONS

         8.1 SURVIVAL. The warranties, representations and covenants of the Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for twenty-four months.

         8.2 EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby and thereby.

         8.3 FINDER. Each Party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction.

         8.4 ENTIRE AGREEMENT. This Agreement and the Related Documents (including the documents referred to herein) constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         8.5 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder and thereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder and thereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         8.6 NOTICES. All notices, requests, demands, claims, and other communications hereunder and thereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder and thereunder shall be deemed duly given and delivered when deposited in the United States mail, addressed as set forth below, with postage thereon prepaid and shall be deemed to be received upon the earliest of (i) the date of actual receipt; (ii) five days following mailing; or (iii) on the date stamped on the return receipt if sent by registered mail or certified mail, with return receipt requested. Such notices shall be addressed:

 IF TO NVC:                                COPY TO:
 ---------                                 -------

 New Visual Corporation                    Baker & McKenzie
 5920 Friars Road, Suite 104               2001 Ross Avenue, Suite 2300
 San Diego, California  92108              Dallas, Texas  75201
 Attn: Ray Willenberg, Jr.                 Attn: Lawrence B. Mandala
 Facsimile:        (619)718-7446           Facsimile:        (214) 978-3099

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

                                         COPY TO:

 IF TO TLSI:                             David H. Lieberman, Esq.
 ----------
                                         Blau, Kramer, Wactlar & Lieberman, P.C.
 TLSI, Inc.                              100 Jericho Quadrangle, Suite 225
 770 Park Avenue                         Jericho, New York  11753
 Huntington, New York 11735              Facsimile:  (516) 822-4824
 Attn: Barry Eckstein and Donald Pastor
 Facsimile: (631) 755-7626

 IF TO ANI:                              COPY TO:
 ----------                              -------

 Adaptive Networks, Inc.
 94 Wells Avenue
 Newton, Massachusetts
 Attn: Michael Propp
 Facsimile:  (617) 969-6898


Any Party may send any notice, request, demand, claim, or other communication hereunder and thereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder and thereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         8.7 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder and thereunder without the prior written approval of the other Parties.

         8.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         8.10 AUTHORSHIP. The Parties agree that the terms and language of this Agreement were the result of negotiations between the Parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

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

         8.11 FURTHER ACTIONS. Upon the request of any Party, the other Party will (a) furnish to the requesting Party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting Party may reasonably require to more effectively carry out the intent of this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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

         The Parties have executed and delivered this Agreement to be effective as of the Effective Date.


NEW VISUAL CORPORATION


By:  /S/  C. RICH WILSON III
Name:  C. Rich Wilson III
Title:   VP Bus. Dev., Corp. Sec.


TLSI, INC.


By:  /S/  BARRY ECKSTEIN
Name:  Barry Eckstein
Title:  President and CEO



ADAPTIVE NETWORKS, INC.


By: /S/  MICHAEL PROPP
Name:  Michael Propp
Title:  President

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